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                                                              EXHIBIT 10.07


















                            BAY STATE GAS COMPANY







                         DIRECTORS' RETIREMENT PLAN

















                                July 1, 1994


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PREAMBLE



The name of this plan is the "Bay State Gas Company Directors' Retirement Plan" (the "Plan"). The Plan has been established by Bay State Gas Company (the "Company") for the purpose of providing retirement income to Directors of the Company who are not officers of the Company. The Plan has been adopted by the Board of Directors at their meeting April 28, 1994, and shall be effective July 1, 1994.

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                                  ARTICLE I

                                 DEFINITIONS



1.1 "Compensation Committee" means the committee of the Board of Directors charged with the responsibility for compensation and employee benefit matters.



1.2     "Deferred Retirement Date" means the first day of the month
following the Participant's Normal Retirement Date in which   i)
the Participant retires as a Director, or ii) if later, ceases service as a Director Emeritus.



1.3     "Director Emeritus"    means a retired member of the Board
of Directors who has been appointed by the Board of Directors to act in an advisory, rather than voting, capacity.



1.4 "Normal Retirement Date" means the first day of the month in which the Participant reaches age 65 and has 5 Years of Service as a Director of Bay State Gas Company.



1.5 "Participant" means a Director of the Company who is not an officer of the Company.



1.6 "Retainer" means the annual amount received by each Director for services as a member of the Board of Directors of the Company.



1.7 "Year of Service" means 12 consecutive months of service as a non-employee Director. Each full month shall be counted as a partial year, for example, if a Participant has 8 years and 3 full months of service at the time of retirement, it shall counted as 8.25 Years of Service.



                                 ARTICLE II

                          ELIGIBILITY FOR BENEFITS


2.1     Eligibility for Benefits.   Each Participant is eligible to
retire and receive a benefit under the Plan beginning on the later of the Participant's Normal Retirement Date or Deferred
Retirement Date.


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                                 ARTICLE III

                    AMOUNT AND FORM OF RETIREMENT BENEFIT



3.1 Benefit at Normal or Postponed Retirement. The annual retirement benefit payable commencing on a Participant's Normal or Deferred Retirement Date will equal 10% of the Participant's retainer for his or her final year of service, multiplied by the number of Years of Service, provided, however, that the annual
benefit shall not exceed 100% of the    Participant's retainer for
the final year of service.



3.2 Form of Benefit. The benefit determined under the Plan will be payable as an annuity over a period equal to the lesser of,
i) the number of the Participant's Years of Service, or ii) the life of the Participant.



                                 ARTICLE IV

                       PAYMENT OF RETIREMENT BENEFITS


4.1 Time of Payment. The annual benefit determined under the Plan will be payable in quarterly installments on, or as soon as reasonably practicable after, the fifth day of each of the calendar quarters beginning on each January 1, April 1, July 1 and
October 1.

4.2     No Benefits at Death.   There are no death benefits payable
under the Plan. However, a Participant who survives to the first day of a new quarter, as described in 4.1 above, will be entitled to receive the benefit payable for that quarter.


 4.3 Pre-Retirement Termination. No benefits are payable under the Plan if a Participant terminates service as a Director before the completion of 5 Years of Service with Bay State Gas
Company and the attainment of age 65.

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                                  ARTICLE V

                                MISCELLANEOUS


5.1 Termination, Amendment, Suspension. The Board of Directors of the Company may, in its sole discretion, terminate, suspend, or amend the Plan at any time or from time to time, in whole or in part. The Compensation Committee may, in its sole discretion, in special cases, including, but not limited to, Participant illness or extraordinary service, modify or waive ancillary Plan provisions to meet the needs of the situation. However, no termination, amendment, suspension or modification of the Plan will affect a retired Participant's right to continue to receive a benefit in accordance with the Plan as in effect on the date such Participant commenced to receive a benefit hereunder, nor will any such termination, amendment, suspension or modification result in a reduction of a Participant's accrued benefit based on the Participant's earnings and Service to the date of such change in the Plan.


5.2 No Other Rights. The Plan shall not be construed as conferring on any person any right of any nature, other than the right to receive benefits in accordance with the provisions of the Plan.


5.3 Funding. The Plan is unfunded and the Company will make payments of benefits under the Plan solely on a current basis out of the general assets of the Company.


5.4     No Alienation or Assignment of Benefit.  To the maximum
extent permitted by law, no benefit under the Plan shall be
assignable or subject in any manner to the claims of    creditors
of the Company or to alienation, sale, transfer, pledge, attachment, or encumbrance of any kind.


5.5 Administration. The Committee may adopt rules and regulations to assist it in the administration of the Plan. The Committee shall have the sole discretion and authority to interpret the Plan, and any decision or other action taken under the Plan shall be conclusive and binding on all persons having an interest under the Plan.


5.6 Participant's Access to Documents. Each Participant will receive a copy of the Plan.


5.7 Governing Law. The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts

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5.9     Headings.  Headings are included for convenience of
reference only and are not to be used in interpreting the Plan.


Executed this 6th day of October, 1994.



        BAY STATE GAS COMPANY


        By /s/Paul G. Ford
        ----------------------------
        Title: Senior Vice President





        ATTEST:



        By: Charles H. Tenney III
        ----------------------------
        Title: Clerk


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                            BAY STATE GAS COMPANY

                         DIRECTORS' RETIREMENT PLAN

                               FIRST AMENDMENT



        WHEREAS Bay State Gas Company (the "Company") adopted the Bay State Gas Company Directors' Retirement Plan (the "Plan"), effective July 1, 1994;


        WHEREAS the Company reserved the right to amend the Plan in
Section 5.1 thereof; and


        WHEREAS the Company desires further to amend the Plan;


        NOW, THEREFORE, the Plan is hereby amended as follows, effective July 1, 1994:


        1.      A new Section 1.0 is hereby added before Section 1.1 of
Article I to read in its entirety as follows:


        "1.0 "Change of Control" will be considered to have occurred if:


        (a) any person, entity or group of persons (other than the Company or any wholly-owned subsidiary of the Company), within the meaning of Sections 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner, within the meaning of Rule 13d-3 promulgated under such Act, directly or indirectly, of 25 percent or more of the Company's then outstanding shares of common stock, par value $3.33 1/3 per share ("Common Stock");


        (b) any person, entity or group of persons (other than the Company or any wholly-owned subsidiary of the Company), after purchasing Common Stock of the Company in a tender or exchange offer, becomes the beneficial owner, directly or indirectly, of 25 percent or more of the Common Stock;


        (c) the shareholders of the Company approve (i) a merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Common Stock would be converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer of all or substantially all of the Company's assets; or


        (d) there is a change in the composition of the Company's Board of Directors within a 25-month period, unless such change has been approved by two-thirds of the Directors then still in office who were in office at the beginning of the 25-month period."


        2. A new Section 4.4 is hereby added after Section 4.3 to read in its entirety as follows:


        "4.4 Change of Control. Notwithstanding any other provision of the Plan, if a Participant who was a Participant prior to a Change of Control terminates service as a Director within two years following such Change of Control, the Participant will be entitled to a benefit in an amount equal to the benefit determined under Section 3.1, based on the Participant's Years of Service and final retainer as of the termination of his or her service as a Director. Such benefit shall be payable as provided under Sections 3.1, 3.2 and 4.1."


        IN WITNESS WHEREOF, Bay State Gas Company has caused this instrument to be executed by its duly authorized officer.


                                        BAY STATE GAS COMPANY




                                        By:  /s/ Paul G. Ford
                                        ---------------------------
Date: 12/8/94                           Title: Senior Vice President